Exhibit 16



Lord Abbett Bond-Debenture Fund, Inc.
-------------------------------------
Post Effective Amendment No. 44 on Form N-1A

Class A shares

                      Fiscal Year Ending December 31, 1997

                                                   1 Year        5 Year       10 Years
                                                 ----------    ----------    ----------
Initial Investment                               $    1,000    $    1,000    $    1,000
Dividend by Initial Offering Price               $     9.88    $     9.90    $     9.86
                                                 ----------    ----------    ----------

Equals Shares Purchased                             101.215       101.010       101.420

Plus Shares Acquired through Dividend
and Capital Gains Reinvestment                        8.757        59.142       182.511
                                                 ----------    ----------    ----------

Equals Shares held at Ending Peiord Date            109.972       160.152       283.931

Multiplied by Net Asset Value at Ending
Period Date                                            9.76          9.76          9.76
                                                 ----------    ----------    ----------
Equals Ending Value before Deduction of
CDSC at Period End Date                          $    1,073    $    1,563    $    2,771
Less Deferred Sales Charge                                0             0             0
                                                 ----------    ----------    ----------
Equals Ending Redeemable Value(ERV)at
Period End Date                                  $    1,073    $    1,563    $    2,771

Divide ERV by $1000                              $    1,073    $    1,563    $    2,771
                                                 ----------    ----------    ----------

Subtract 1                                       $    0.073    $    0.563    $    1.771
                                                 ----------    ----------    ----------

Expressed as a Percentage-Equals the Aggregate
Total Return for the Period                            7.30%        56.30%       177.10%

Divide ERV by $1000                                   1.073         1.563         2.771
                                                 ----------    ----------    ----------

Raise to the power of                                     1           0.2           0.1
                                                 ----------    ----------    ----------

Equals                                                1.073         1.093         1.107
Subtract 1                                            0.073         0.093         0.107
                                                 ----------    ----------    ----------

Expressed as a Percentage-Equals the Average
Annualized Total Return for the Period                 7.30%         9.34%        10.73%

Class B shares

                      Fiscal Year Ending December 31, 1997
                      ------------------------------------

                                                   1 Year       Life of Series
                                                 ----------    ----------------
Initial Investment                               $    1,000    $          1,000
Dividend by Initial Offering Price               $     9.40    $           9.13
                                                 ----------    ----------------

Equals Shares Purchased                             106.383             109.529

Plus Shares Acquired through Dividend
and Capital Gains Reinvestment                        8.345              12.731
                                                 ----------    ----------------
Equals Shares held at Ending Peiord Date            114.728             122.260

Multiplied by Net Asset Value at Ending
Period Date                                            9.75                9.75
                                                 ----------    ----------------
Equals Ending Value before Deduction of
CDSC at Period End Date                          $    1,119               1,192
Less Deferred Sales Charge                                4%                  4%
                                                 ----------    ----------------
Equals Ending Redeemable Value(ERV)at
Period End Date                                  $ 1,073.85    $       1,144.35
Divide ERV by $1000                              $    1.074    $          1.144
                                                 ----------    ----------------
Subtract 1                                       $    0.074    $          0.144
                                                 ----------    ----------------

Expressed as a Percentage-Equals the Aggregate
Total Return for the Period                            7.39%              14.44%
Divide ERV by $1000                                   1.074               1.144
                                                 ----------    ----------------

Raise to the power of                                     1         0.704633205
                                                 ----------    ----------------

Equals                                                1.074               1.100
Subtract 1                                            0.074               0.100
                                                 ----------    ----------------

Expressed as a Percentage-Equals the Average
Annualized Total Return for the Period                 7.39%               9.99%

Class C shares

                      Fiscal Year Ending December 31, 1997
                      ------------------------------------

                                                        1 Year      Life of Series
                                                      ----------      ----------
Initial Investment                                    $    1,000     $    1,000
Dividend by Initial Offering Price                    $     9.41     $     9.03
                                                      ----------     ----------

Equals Shares Purchased                                  106.270        110.742

Plus Shares Acquired through Dividend
and Capital Gains Reinvestment                             8.326         12.865
                                                      ----------     ----------

Equals Shares held at Ending Peiord Date                 114.596        123.607

Multiplied by Net Asset Value at Ending
Period Date                                                 9.77           9.77
                                                      ----------     ----------
Equals Ending Value before Deduction of
CDSC at Period End Date                               $    1,120          1,208
Less Deferred Sales Charge                                     0              0
                                                      ----------     ----------
Equals Ending Redeemable Value(ERV)at
Period End Date                                       $    1,120     $    1,208
Divide ERV by $1000                                   $    1.120     $    1.208
                                                      ----------     ----------
Subtract 1                                            $    0.120     $    0.208
                                                      ----------     ----------

Expressed as a Percentage-Equals the Aggregate
Total Return for the Period                                11.96%         20.76%

Divide ERV by $1000                                        1.120          1.208
                                                      ----------     ----------

Raise to the power of                                          1     0.682242991
                                                      ----------     ----------

Equals                                                     1.120          1.137
Subtract 1                                                 0.120          0.137
                                                      ----------     ----------

Expressed as a Percentage-Equals the Average
Annualized Total Return for the Period                     11.96%         13.77%

Calculation of yield appearing in the Statement of Additional Information for the Class A shares of Lord Abbett Bond-Debenture Fund, Inc. Post-Effective amendment No. 44 on Form N-1A.


YIELD FORMULA

                                 For the 30 Days
                             Ended December 30, 1997

                          YIELD = 2[(a-b+1))6-1] = 6.92
                                       cd

Where:      a = Fund  dividends  and interest  earned during the period in the amount of $13,971,584

            b = Fund expenses  accrued for the period (net of  reimbursements)
                in the amount of $1,670,819

            c = the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were 211,044,504

            d = the maximum offering price per Fund share on the last day of the period was $10.25

Calculation of yield appearing in the Statement of Additional Information for the Class B shares of Lord Abbett Bond-Debenture Fund, Inc. Post-Effective amendment No. 44 on Form N-1A.


                                  YIELD FORMULA

                                 For the 30 Days
                             Ended December 30, 1997

                          YIELD = 2[(a-b+1))6-1] = 6.57
                                       cd

Where:      a = Fund  dividends  and interest  earned during the period in the amount of $2,475,706

            b = Fund expenses  accrued for the period (net of  reimbursements)
                in the amount of $503,051

            c = the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were 37,434,555

            d = the maximum offering price per Fund share on the last day of the period was $9.75

Calculation of yield appearing in the Statement of Additional Information for the Class C shares of Lord Abbett Bond-Debenture Fund, Inc. Post-Effective amendment No. 42 on Form N-1A.


                                  YIELD FORMULA

                                 For the 30 Days
                             Ended December 30, 1997

                          YIELD = 2[(a-b+1))6-1] = 6.57
                                       cd

Where:      a = Fund  dividends  and interest  earned during the period in the amount of $2,823,201

            b = Fund expenses  accrued for the period (net of  reimbursements)
                in the amount of $576,000

            c = the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were 42,601,557

            d = the maximum offering price per Fund share on the last day of the period was $9.77